Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

STATEMENT OF WORK NO. 3 FOR [***] STAFF AUGMENTATION

SUTTER BAY MEDICAL FOUNDATION

This Statement of Work (the “SOW”) is pursuant to and governed by the terms of Master Services Agreement entered into on April 15, 2015 (the “Agreement”), between SUTTER HEALTH (“Customer” or “Sutter”) and AUGMEDIX OPERATING CORP. F/K/A AUGMEDIX, INC. (“Supplier” or “Augmedix”) and shall become effective (the “Effective Date”) upon the date signed by both Parties.

I.	Introduction/Background

Supplier shall provide the following [***] staff augmentation for Sutter:

●	Two (2) EHR Coordinators (primary and backup)

Services are contingent upon offshore staffing through Supplier’s Bangladesh operations.

II.	Scope of Work

The following is an overview of role / Supplier scribe onboarding duties:

The EHR Coordinator role is responsible for supporting cross-functional processes across Sutter Health and Augmedix to onboard and provision electronic health record (EHR) credentials for Medical Documentation Specialists (“MDS”)/Scribes serving Sutter providers. The goal is to streamline and drive continuous process improvement in Supplier MDS onboarding and Epic EHR provisioning and to support Supplier services across Sutter to ensure the Supplier/Customer partnership and scaling efforts meet or exceed 2023 (and the following year(s)) growth targets.

The EHR Coordinator will drive EHR and compliance management administration and process improvement in support of Customer. Interaction with Supplier internal, cross-functional teams and Customer team members will enable a streamlined process for onboarding Supplier MDSs supporting Customer providers. The EHR Coordinator works in conjunction with cross-discipline teams (e.g., Customer Success, Information Technology (IT), Operations) to execute all tasks related to onboarding an MDS, provisioning Epic EHR credentials, and reporting on a fixed cadence to all appropriate Supplier and Customer project stakeholders.

Responsibilities (including but not limited to):

●	Assigning Customer permissions/credentials that allow the EHR Coordinator to complete the following tasks in onboarding / credentialing an Epic username/log-in for MDS/scribes:

o	Supplier Scribe Onboarding via Online Access Request (OAR); and

o	Supplier Scribe Onboarding via Identity and Access Management (IAM) system - copy/paste permissioning.

●	Building and maintaining working relationships with Augmedix team members, Customer project contacts, and other departments involved in the projects.

●	Keeping projects on schedule while coordinating with Supplier MDS/service providers and project staff, and engage leadership as necessary.

●	Setting deadlines, assigning responsibilities, and monitoring/tracking EHR requests and compliance policies.

●	Managing multiple specialty and locations onboardings at once

●	Participating in team meetings cross functionally and succinctly summarizing progress of projects or pending EHR requests.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

●	Managing issue logs, resolution, status and risk to enable project success.

●	Customer ticket creation, escalation, and ticket closing according to proper workflows.

●	Creating and maintaining written and web-based training aides.

●	Training and supporting the development of “super users” in each functional area and region requiring utilization and access to the Customer Epic instance, including by conducting webinar sessions for training both existing and new Supplier service providers on the Customer Epic instance as needed to drive continuous process improvements.

III.	Period of Performance

The term of this SOW shall commence upon the Effective Date and shall expire on April 14, 2024 (“SOW Term”), unless terminated earlier as provided in the Agreement or herein.

IV.	Termination

Either Party may terminate this SOW upon 90-days prior written notice to the other Party

V.	Place of Performance

This SOW shall be performed remotely.

VI.	Schedule/Milestones

Supplier shall complete all work stated herein by April 14, 2024.

VII.	Other Requirements

Customer shall provide Customer support full access to Epic, Customer Network, Customer Email, OAR system, IAM system, Customer secure site (SecureShare).

VIII.	PRICE/FEES

[***] staff augmentation support for Sutter.

No other Supplier costs or fees shall be permitted without Customer’s written authorization. Changes to SOW shall be through written authorization as agreed upon by parties through a Change Order process.

SUTTER HEALTH:		AUGMEDIX OPERATING CORP. F/K/A AUGMEDIX, INC.:

By:	/s/ Jennifer Carlson	By:	/s/ Manny Krakaris
Name:	Jennifer Carlson	Name:	Manny Krakaris
Title:	Sr. Director, Supply Chain Services	Title:	CEO
Date:	1/9/2023	Date:	1/4/2023